                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           BIOMAGNETIC TECHNOLOGIES
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                      [LOGO OF BIOMAGNETIC TECHNOLOGIES]

                           BIOMAGNETIC TECHNOLOGIES
                         9727 Pacific Heights Boulevard
                          San Diego, California  92121

                                February 7, 1996



Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Biomagnetic Technologies, Inc., which will be held at the offices of the Company at 9727 Pacific Heights Blvd., San Diego, California on Monday, March 18, 1996 at 9:00 a.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

     In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                            Sincerely,

                                            /s/ James V. Schumacher

                                            James V. Schumacher
                                            Chairman, President and
                                              Chief Executive Officer



                             YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

                         BIOMAGNETIC TECHNOLOGIES, INC.
                         9727 Pacific Heights Boulevard
                          San Diego, California 92121

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                February 7, 1996



     The Annual Meeting of Shareholders of Biomagnetic Technologies, Inc. (the "Company" or "BTi") will be held at the offices of the Company at 9727 Pacific Heights Boulevard, San Diego, California on Monday, March 18, 1996 at 9:00 a.m., Pacific Standard Time, for the following purposes:

     1. To elect a Board of Directors for the following year. Management has nominated the following persons for election at the meeting: R. Scott Asen, Jerry C. Benjamin, William C. Black, Jr., Martin P. Egli, Gerald
          C. Knudson, Enrique Maso and James V. Schumacher.

     2. To ratify the selection of Price Waterhouse LLP as independent accountants for the fiscal year ending September 30, 1996.

     3. To transact any other business which may properly come before the meeting or any adjournment(s) thereof.

     Shareholders of record at the close of business on January 25, 1996 will be entitled to vote at the Annual Meeting. A list of shareholders entitled to vote at the Meeting will be available for inspection at the offices of the Company after February 15, 1996. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy in the reply envelope provided. If you attend the Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted. The prompt return of your proxy will assist us in preparing for the Meeting.

                                    By Order of the Board of Directors

                                    /s/ Herman Bergman

Dated:  February 7, 1996            Herman Bergman, Acting Secretary

                         BIOMAGNETIC TECHNOLOGIES, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 18, 1996


          These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of Biomagnetic Technologies, Inc., a California corporation (the "Company"), for the Annual Meeting of Shareholders to be held at 9:00 a.m. on March 18, 1996 and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders of record beginning on approximately February 7, 1996.

          The mailing address of the principal executive office of the Company is 9727 Pacific Heights Boulevard, San Diego, California 92121.

                               PURPOSE OF MEETING

          The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                                 VOTING RIGHTS AND SOLICITATION

          Any shareholder executing a proxy has the power to revoke it at any time before it is voted by delivering written notice of such revocation to the Secretary of the Company before the Meeting or by properly executing and delivering a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Meeting who elects to vote his shares in person. The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or telegram. The Company has contracted with American Stock Transfer and Trust Co. ("AST") to solicit proxies on the Board of Director's behalf.

          The anticipated cost of the proxy solicitation by AST is $2,000 plus distribution expenses charged by the various brokerage firms which are expected to be $2,500. AST will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of shareholders, distribute proxy material to brokers and banks for subsequent distribution to beneficial holders of stock and solicit proxy responses from holders of the Company's Common Stock.

          The record date for determining those shareholders who are entitled to notice of, and to vote at, the Meeting has been fixed as January 25, 1996. At the close of business on the record date, the Company had approximately 39,932,174 outstanding shares of Common Stock (the "Common Stock"). Each share of Common Stock is entitled to one vote on matters brought before the Meeting. In voting for directors, each shareholder has the right to cumulate his votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares he holds, or to distribute his votes on the same principle among the nominees to be elected in such manner as he may see fit. A shareholder may cumulate his votes if his candidate or candidates have been placed in nomination prior to the voting and if any shareholder gives notice at the Meeting prior to the voting of that shareholder's intention to cumulate his votes. The persons named in the enclosed proxy card may or may not elect to give such notice and vote the shares they represent in such a manner. The shares represented by the proxy will be voted at the Annual Meeting and will be voted by the proxyholder as specified by the person solicited. California statute and case law does not give specific instructions regarding the treatment of abstentions and broker nonvotes for companies such as BTi; however, the Company believes that California law provides that if shares are represented and vote on any issue at a shareholder meeting their failure to vote yes on any other issue (through either abstention or a broker nonvote) has the same effect as a negative vote on that other issue.

                                   PROPOSAL 1
                                   ----------

                             ELECTION OF DIRECTORS


          A board of seven (7) directors is to be elected at the Meeting to hold office until the next annual meeting or until their successors are elected. Unless individual shareholders specify otherwise, each returned proxy will be voted for the election of the seven (7) nominees who are listed herein, or for as many nominees of the Board of Directors as possible, such votes to be distributed among such nominees in the manner as the persons named in the enclosed proxy card see fit.

          If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The Board of Directors is not aware of any circumstances that would render any nominee unavailable for election. Discretionary authority to cumulate votes is being solicited by the Board of Directors, and it is intended that the proxies received by the proxy holders pursuant to the solicitation will be voted in a manner designed to cause the election of the maximum number of the Board of Directors' nominees. The following schedule sets forth certain information concerning the nominees for election as directors.

         THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES
                                                            ---
LISTED HEREIN.


                                First Year
                                 Elected
            Name                 Director              Principal Occupation             Age
-----------------------------   ----------   ----------------------------------------   ---
R. Scott Asen (1)(2)(3)               1984   President, Asen and Company                 51
Jerry C. Benjamin (1)(3)              1988   Director, Advent Limited                    55
William C. Black, Jr.                 1970   Senior Vice President of Business           57
                                             Development, Biomagnetic Technologies,
                                             Inc.
Martin P. Egli (2)                    1995   Partner, Experta Administration Ltd.        43
Gerald C. Knudson                     1994   President, Polaroid Medical Imaging         52
                                             Systems
Enrique Maso                          1995   Private Investor                            70
James V. Schumacher (3)(4)            1993   Chairman, President and Chief Executive     50
                                             Officer, Biomagnetic Technologies, Inc.

________________________

(1)  Member of Compensation Committee.
(2)  Member of Audit Committee.
(3)  Member of Administrative Committee of the 1992 Employee Stock Purchase
     Plan.
(4) Mr. Schumacher also serves as a non-voting advisor to the Compensation Committee.

BUSINESS EXPERIENCE OF DIRECTORS

    Mr. Asen has served as general partner of Pioneer III and Pioneer IV, venture capital investment funds, since 1983 and 1984, respectively. Since 1984, Mr. Asen has served as President of Asen and Company, an investment management firm. Presently, Mr. Asen is a director of Davox Corporation and a number of privately held companies.

    Mr. Benjamin has served as a general partner of Advent First Limited Partnership and a director of Advent Limited since December 1987, with responsibility for life science venture capital investments. Mr. Benjamin is currently a director of a number of privately-held companies and three publicly-held companies, Gensia Pharmaceuticals, Inc., Dura Pharmaceuticals, Inc. and Orthofix International N.V.

    Dr. Black joined the Company in 1970 and has been Senior Vice President, Business Development, since August 1984. Dr. Black was President and Chief Executive Officer of the Company from 1972 to 1984.

    Mr. Egli has served since 1993 as a partner and principal of Experta Administration Ltd., a company which provides investment management, corporate finance and trust services. From 1988 to 1992 Mr. Egli served as Chief Executive Officer of BiL Holding Ltd., a banking and investment management company owned by the Bank in Liechtenstein Group. Mr. Egli is a director of several privately held companies.

    Mr. Knudson has served as President and CEO of Polaroid Medical Imaging Systems since November 1994. From 1988 to 1994, Mr. Knudson held senior management positions with Resonex, Inc., a worldwide manufacturer of MRI systems, his most recent position being President and CEO. Previously, Mr. Knudson served as Senior Vice President of Acuson, an ultrasound company, for two years and held senior sales and marketing positions for medical and CAD products for over 12 years at General Electric Company ("GE").

    Dr. Maso, a private investor, is a former large industrialist in Europe and the former Mayor of Barcelona. He is currently the Chairman of the Board of Electronic Data Systems in Spain, a position he has held since 1983. He received a Masters of Industrial Management Engineering from New York University and a doctorate in Engineering from the Politechnic College of Barcelona.

    Mr. Schumacher joined the Company in June 1993 as a Director and Chairman of the Board and subsequently became President and Chief Executive Officer effective July 14, 1993. Prior to joining the Company, Mr. Schumacher was employed by GE for 25 years, his most recent position being General Manager of Range Products at GE Appliances from 1991 to 1993. From 1970 to 1991, Mr. Schumacher held several sales and marketing positions with GE Medical Systems in the U.S. and Europe. These positions included: Vice President - Marketing for Medical Systems European Business (1986 to 1989), Manager - MR Marketing (1983 to 1986) and National Sales Manager - CT Products (1981 to 1983).

BOARD MEETINGS AND COMMITTEES

    The Company's Board of Directors held five meetings during the fiscal year ended September 30, 1995, one of which was telephonic. Each Director nominated for reelection attended at least 75% of the aggregate of (i) the total meetings of the Board and (ii) the total number of meetings held by all committees of the board on which he served. Mr. Egli and Mr. Maso did not join the Board of Directors until May, 1995 and attended all meetings subsequently held.

    The Company has a standing Compensation Committee composed of Directors R. Scott Asen and Jerry C. Benjamin as of September 30, 1995. Director James V. Schumacher serves as a non-voting advisor to the Committee. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company. The Compensation Committee met four times during the fiscal year ended September 30, 1995.

    The Company has a standing Audit Committee composed of Directors R. Scott Asen and Martin P. Egli as of September 30, 1995. The Audit Committee assists in selecting the independent auditors, in designating services they are to perform and in maintaining effective communication with those auditors. The Audit Committee met two times during the fiscal year ended September 30, 1995.

    The Company has a standing Administrative Committee of the 1992 Employee Stock Purchase Plan (the "Administrative Committee") composed of Directors R. Scott Asen, Jerry C. Benjamin and James V. Schumacher. The Administrative Committee has full authority to administer the Stock Purchase Plan. The Administrative Committee met once during the fiscal year ended September 30, 1995.

    The Company does not have a standing Nominating Committee or any other Committee performing similar functions, and such matters are considered at meetings of the full Board of Directors.

                                   PROPOSAL 2
                                   ----------

                                  APPROVAL OF
                      SELECTION OF INDEPENDENT ACCOUNTANTS


    On the recommendation of the Company's management, the Board of Directors has selected Price Waterhouse LLP to continue in the capacity of independent accountants for the current fiscal year. Ratification and approval by the shareholders will be sought for the selection of Price Waterhouse LLP by the Board of Directors as independent accountants to audit the accounts and records of the Company for the fiscal year ending September 30, 1996, and to perform other appropriate services. In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Price Waterhouse LLP, the Board of Directors will reconsider such selection.

    A representative of Price Waterhouse LLP is expected to be present at the meeting to respond to your questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL
                                             ---
OF THE SELECTION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1996.

                             PRINCIPAL SHAREHOLDERS


    The following are the only persons known by the Company to own beneficially, as of September 30, 1995, five percent (5%) or more of the outstanding shares of its Common Stock.


                                    Shares Beneficially Owned
        Name and Address            ---------------------------
    of Beneficial Owner (1)         Number (1)    Percent (2)
--------------------------------    ------------   ------------
Advent Limited (3)..............     2,563,481            6.3
  25 Buchingham Gate
  London SW1E GLO England
Dassesta International S.A......    25,000,000           61.8
  AM Schanzengraben 23
  CH-8002 Zurich, Switzerland

________________

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2)  Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).

(3) Includes an aggregate of 2,354,481 shares and 209,000 options to purchase Common Stock owned by venture capital limited partnerships of which Advent Limited is a managing partner.

                        SECURITY OWNERSHIP OF MANAGEMENT


     The following table sets forth the beneficial ownership of Common Stock of the Company as of September 30, 1995 by each director and nominee to the Board of Directors and by each of the Named Officers and by all directors and executive officers of the Company as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.


                                   Shares Beneficially Owned
       Name and Address           ---------------------------
   of Beneficial Owner (1)         Number (1)    Percent (2)
------------------------------    ------------   ------------
Bruce S. Aboudara.............           -0-            *
R. Scott Asen (3).............     1,601,574            4.0
Jerry C. Benjamin (4).........         6,250            *
Herman Bergman................           -0-            *
William C. Black, Jr. (5).....       111,690            *
D. Scott Buchanan (6).........        28,438            *
Martin P. Egli (7)............    25,000,000           61.9
Michael E. Faherty (8)........       151,650            *
Gerald C. Knudson.............           -0-            *
Alfred S. LeBlang (9).........        12,917            *
Enrique Maso..................           -0-            *
James V. Schumacher (10)......        53,000            *

All directors and executive
  officers as a group
  (10 persons) (11)...........    29,351,424           72.4


___________

*  Less than 1%.

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable on exercise of certain outstanding options as described in the footnotes below.

(2)  Percentage of ownership is calculated pursuant to SEC Rule 13d-3d(1).

(3) Includes an aggregate of 827,671 shares and options to purchase 44,000 shares of Common Stock owned by Pioneer III and Pioneer IV, venture capital limited partnerships of which Mr. Asen is a general partner. Mr. Asen disclaims beneficial ownership of such shares which are in excess of his pecuniary interest.

(4) Does not include 2,354,481 shares and options to purchase 209,000 shares of Common Stock owned by venture capital limited partnerships of which Advent Limited is managing partner. Mr. Benjamin is a director of Advent Limited and may be deemed a beneficial owner of such shares. Mr. Benjamin disclaims beneficial ownership of such shares.

(5) Shares beneficially owned include options to purchase 28,146 shares of Common Stock held by Dr. Black which are now exercisable or exercisable within 60 days.

(6) Shares beneficially owned include options to purchase 13,513 shares of Common Stock held by Dr. Buchanan which are now exercisable or exercisable within 60 days.

(7) Consists of 25,000,000 shares owned by Dassesta International S.A. Mr. Egli is a Partner and principal of Experta Administration Ltd., which owns 100% of the capital stock of Dassesta.

(8) Shares beneficially owned include options to purchase 27,667 shares of Common Stock held by Mr. Faherty which are now exercisable or exercisable within 60 days. Mr. Faherty resigned in good standing from the Board of Directors effective September 30, 1995.

(9) Shares beneficially owned include options to purchase 12,917 shares of Common Stock held by Mr. LeBlang which are now exercisable or exercisable within 60 days. Mr. LeBlang resigned in good standing from the Board of Directors effective September 30, 1995.

(10) Shares beneficially owned includes options to purchase 50,000 shares of Common Stock held by Mr. Schumacher which are now exercisable or exercisable within 60 days.

(11) Shares beneficially owned include all shares held by entities affiliated with certain directors as described in the footnotes above and include options to purchase 395,083 shares of Common Stock held by all directors and executive officers as a group which are now exercisable or exercisable within 60 days.


                                   MANAGEMENT

          Name             Age                  Position
------------------------   ---   --------------------------------------
James V. Schumacher.....    50    President, Chief Executive Officer
                                   and Chairman of the Board of Directors
Bruce S. Aboudara.......    45    Vice President, Marketing and Sales
Herman Bergman..........    69    Acting Chief Financial Officer and
                                   Secretary
William C. Black, Jr....    57    Senior Vice President, Business
                                   Development, and Director
D. Scott Buchanan.......    37    Vice President, Product Operations


BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

     Mr. Schumacher is being considered for election to the Board of Directors of the Company. See "Proposal No. 1--Election of Directors" for a description of his business background.

     Mr. Aboudara joined the Company in 1995 as Vice President, Marketing and Sales. From 1990 to 1994 Mr. Aboudara was employed by Cimlinc Inc., a private software company where he served as Vice President of World Wide Marketing/International Business Operations from 1993 to 1994 and as Vice President of International Business Operations from 1992 to 1993. Previously, Mr. Aboudara held several senior sales and marketing positions in the medical systems group of GE from 1977 through 1990.

     Mr. Bergman served the Company as a financial consultant in 1994 and was appointed acting Chief Financial Officer in May 1995 and acting Secretary in December 1995. Previously, Mr. Bergman served as a financial consultant during 1994 and from 1992 to 1993 was Vice President of Finance of Atari Corporation, a public company. From 1991 to 1992 he served as Vice President of Finance and Operations of Proxim Inc., a public company and served as Treasurer and Finance Manager of the Military Business Division of Siliconix Inc., a public company, from 1988 to 1991.

     Dr. Black is being considered for election to the Board of Directors of the Company. See "Proposal No. 1--Election of Directors" for a description of his business background.

     Dr. Buchanan joined the Company in 1986 and has been Vice President, Product Operations since February 1992. Dr. Buchanan has been involved with product and applications development since joining the Company as a staff physicist. Dr. Buchanan received a B.S. in Physics from Lehigh University in Pennsylvania and an M.S. and Ph.D. in Physics from the University of Illinois.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned by the Named Officers (determined as of the end of the last fiscal year) for services rendered in all capacities to the Company for the fiscal years ended September 30, 1993, 1994 and 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                 Annual Compensation                  Compensation
                                   ---------------------------------------------------------------
                                                                                        Awards
                                                                                    --------------
                                                                                                       All Other
                                                                  Other Annual                         Compen-
          Name and                                                  Compen-         Options/SARs         sation
     Principal Position        Year   Salary ($)    Bonus ($)      sation ($)            (#)              ($)
----------------------------   ----   ----------   -----------   ---------------   ---------------   --------------
James V. Schumacher (1)        1995    $250,000     $50,000           $24,000(2)        600,000(3)            $-0-
President, CEO and             1994    $250,962     $12,500           $66,286(4)            -0-               $-0-
 Chairman                      1993    $ 54,808     $   -0-           $31,000(4)        600,000(5)            $-0-

Bruce S. Aboudara (6)          1995    $ 84,040     $   -0-           $30,684(7)        100,000               $-0-
Vice President, Marketing
 and Sales
Herman Bergman (8)             1995    $ 42,788     $   -0-           $   -0-            14,000               $-0-
Acting Chief Financial
 Officer and Secretary
William C. Black               1995    $127,191     $39,522(9)        $   -0-            53,006(3)            $-0-
Senior Vice President,         1994    $127,680     $   -0-           $   -0-               -0-               $-0-
 Business Development          1993    $127,680     $   -0-           $   -0-            10,000               $-0-

D. Scott Buchanan              1995    $116,882     $   -0-           $   -0-            98,709(3)            $-0-
Vice President, Product        1994    $117,777     $   -0-           $   -0-               -0-               $-0-
 Operations                    1993    $107,775     $   -0-           $   -0-            30,000               $-0-

-------------------
(1) Mr. Schumacher was elected Chairman and Director of the Company on June 20, 1993 and subsequently became President and Chief Executive Officer effective July 14, 1993.

(2) "Other Annual Compensation" for Mr. Schumacher in fiscal 1995 consists of a cost of living adjustment consistent with the terms of his employment agreement.

(3) A portion of these options were granted on December 1, 1994 pursuant to an option cancellation/regrant program for all full-time employees of the Company. Under the program, each named officer exchanged outstanding options with exercise prices in excess of $1.35 for an equal number of new options with an exercise price of $1.00, the approximate fair market value of the Common Stock on the date of the new grant. The shares granted on December 1, 1994 vest over four years based on a formula using the number of previously vested options that were cancelled and the optionee's completion of service over the four year vesting period measured from the date of the new grant.

     Options granted under the cancellation/regrant program were as follows:
     Mr. Schumacher - 600,000 options, Dr. Black - 31,250 options and Dr. Buchanan - 71,667 options.

(4) "Other Annual Compensation" for Mr. Schumacher in fiscal 1993 and 1994 consists of relocation expense payments made by the Company on his behalf.

(5) Excludes non-qualified options for 106,664 shares which were granted in connection with Mr. Schumacher's election as Chairman and Director in June 1993 and which were subsequently cancelled and replaced with incentive stock options in August 1993.

(6) Mr. Aboudara joined the Company on January 9, 1995 at an annual salary of $115,000.

(7) "Other Annual Compensation" for Mr. Aboudara in fiscal 1995 consists of relocation expense payments made by the Company on his behalf.

(8) Mr. Bergman joined the Company on May 30, 1995 at an annual salary of $125,000 after serving as a consultant to the Company since 1994.

(9) "Bonus" for Dr. Black in fiscal 1995 represents a payment earned under an incentive bonus program.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1987 Stock Option Plan to the Named Officers in the last fiscal year:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                  Potential Realizable Value
                                                                                   at Assumed Annual Rates
                                                                                 of Stock Price Appreciation
                              Individual Grants                                    for Option Term(1)
-----------------------------------------------------------------------------    ----------------------------
                                        % of
                                       Total
                                     Options/
                                       SARs
                       Options/      Granted to     Exercise
                         SARs        Employees         or
                       Granted       in Fiscal     Base Price     Expiration
         Name            (#) (2)        Year       ($/Sh) (3)      Date (4)             5% ($)         10% ($)
--------------------    -------      ----------    -----------    ----------         --------        --------
James V.                600,000(5)         37.4%         $1.00       12-1-04         $377,334        $956,244
 Schumacher
Bruce S. Aboudara       100,000             6.2%         $1.00       12-1-04         $ 62,889        $159,374
Herman Bergman            4,000             0.2%         $1.00       12-1-04         $  2,516        $  6,375
                         10,000             0.6%         $1.00      12-24-99         $  6,289        $ 15,937
William C. Black         53,000(5)          3.3%         $1.00       12-1-04         $ 33,331        $ 84,468
D. Scott Buchanan        98,709(5)          6.1%         $1.00       12-1-04         $ 62,077        $157,316

__________________

(1) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed five percent and 10 percent levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the Named Officers.

(2) Options granted in fiscal 1995 vest ratably on an annual basis over a four-year period commencing on the date of grant. The grant dates for the options listed in the above table are as follows:

                            Options/SARs
         Name                Granted (#)    Grant Date
----------------------      ------------    ----------
James V. Schumacher            600,000      12-1-94
Bruce S. Aboudara              100,000      12-1-94
Herman Bergman                   4,000      12-1-94
                                10,000      5-30-95
William C. Black                53,000      12-1-94
D. Scott Buchanan               98,709      12-1-04

(3) The exercise price per share on the date of grant represents 100% of the fair market value of the underlying shares at that date.

(4) The options have a term of 10 years, subject to earlier termination based on certain events related to termination of employment.

(5) A portion of these options were granted on December 1, 1994 pursuant to an option cancellation/regrant program for all full-time employees of the Company. Under the program, each named officer exchanged outstanding options with exercise prices in excess of $1.35 for an equal number of new options with an exercise price of $1.00, the approximate fair market value of the Common Stock on the date of the new grant. The shares granted on December 1, 1994 vest over four years based on a formula using the number of previously vested options that were cancelled and the optionee's completion of service over the four year vesting period measured from the date of the new grant. Options granted under the cancellation/regrant program were as follows: Mr. Schumacher - 600,000 options, Dr. Black - 31,250 options and Dr. Buchanan - 71,667 options.

OPTION EXERCISES AND HOLDINGS

     The following table provides information, with respect to the Named Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year. No shares were acquired on exercise of options by the Named Officers during the fiscal year ended September 30, 1995.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                            Value of Unexercised
                            Shares                                                                in-the-
                         Acquired on    Value Realized       Number of Unexercised         Money Options/SARs at
         Name            Exercise (#)         ($)          Options/SARs at FY-End(#)           FY-End ($)(1)
--------------------------------------------------------------------------------------------------------------------
                                                          Exercisable   Unexercisable   Exercisable    Unexercisable
                                                      --------------------------------------------------------------
James V. Schumacher          -0-            $-0-            50,000         550,000        $43,750        $481,250
Bruce S. Aboudara            -0-            $-0-               -0-         100,000        $   -0-        $ 87,500
Herman Bergman               -0-            $-0-               -0-          14,000        $   -0-        $ 12,250
William C. Black             -0-            $-0-            28,146          46,854        $20,228        $ 40,997
D. Scott Buchanan            -0-            $-0-            13,513          86,487        $11,566        $ 75,676

_______________

(1) Calculated on the basis of the fair market value of the underlying securities at September 30, 1995 ($1.875) minus the exercise price.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal 1995, R. Scott Asen and Jerry C. Benjamin served as non-employee members of the Company's Compensation Committee.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

     The Company entered into an employment agreement with James V. Schumacher, effective June 1993, pursuant to which the Company agreed to employ Mr. Schumacher as President and Chief Executive Officer. The employment term is automatically renewed annually unless terminated by either party or by Mr. Schumacher's death or disability. During the employment term, Mr. Schumacher is entitled to receive a minimum annual base salary of $250,000, subject to adjustment at the Compensation Committee's discretion. In addition, Mr. Schumacher will receive an annual bonus of $50,000 based on performance targets mutually agreed upon by Mr. Schumacher and the Compensation Committee. During the employment term, Mr. Schumacher is entitled to an annual physical, a term life insurance policy with a benefit of $500,000 and long-term disability benefit coverage. Mr. Schumacher has also received payments for certain moving and relocation expenses in connection with his employment by the Company. Finally, the Company will pay an amount up to $600,000 to Mr. Schumacher no later than June 18, 1997, the final amount to be determined by subtracting from $600,000 the appreciation in value of the Company's common stock underlying certain options granted to Mr. Schumacher in June and August 1993 and subsequently regranted in December 1994. In the event of termination of Mr. Schumacher's employment by the Company other than for cause or permanent disability, the Company also will be obligated to pay two years' base salary and benefits. Finally, under the terms of Mr. Schumacher's employment agreement, if the Company adversely changes Mr. Schumacher's duties and responsibilities, requires Mr. Schumacher to be based outside San Diego, California, reduces Mr. Schumacher's base salary, bonus or other benefits or declares bankruptcy, Mr. Schumacher is entitled to terminate the agreement and the Company will be obligated to pay two years' base salary and benefits. A trust has been established to ensure the payment of the amount up to $600,000 as well as payments of two years' base salary and benefits to Mr. Schumacher; in the event that no payments or reduced payments are required to be made under the terms of the trust, any remaining funds will be returned to the Company.

     In April 1990, the Company established a special incentive bonus program for the benefit of William C. Black, Jr. pursuant to which Dr. Black received a bonus of one-half of one percent of the net order value of all Magnes(R) systems accepted and booked by the Company between April 1, 1990 and March 31, 1991 and subsequently extended through March 1993. Payments under the bonus program are based upon cash received from customers on such Magnes orders. Dr. Black received $10,830 pursuant to this program in fiscal 1991, $9,329 in fiscal 1992, no payments in fiscal 1993 or fiscal 1994 and $39,522 in fiscal 1995.

     The following Compensation Committee Report and Performance Graph should not be considered to be part of this proxy statement and any current or future cross-references to this proxy statement and filings with the Securities and Exchange Commission under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, shall not include the Board Compensation Committee Report on Executive Compensation or the Performance Graph reproduced below.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     OVERVIEW AND PHILOSOPHY. The Compensation Committee of the Board of Directors (the "Committee") is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Company's Chief Executive Officer and each of the other executive officers of the Company.

     The Committee has adopted the following objectives as guidelines for its compensation decisions:

     . Provide a competitive total compensation package that enables the Company to attract and retain key executives.

     . Integrate all compensation programs with the Company's short-term and long-term business objectives and strategic goals.

     . Ensure that compensation is meaningfully related to the value created for shareholders.

     EXECUTIVE OFFICER COMPENSATION PROGRAM COMPONENTS. The Committee reviews the Company's compensation program to ensure that salary levels and incentive opportunities are competitive and reflect the performance of the Company. The Company's compensation program for executive officers consists of base salary, annual cash incentive compensation and long-term compensation in the form of stock options. In addition, certain executive officers may also be provided supplemental long-term disability insurance.

     BASE SALARY. Base salary levels for the Company's executive officers are determined, in part, through comparisons with companies in the medical device industry and other companies with which the Company competes for personnel. In addition, the Committee also evaluates individual experience and performance and specific issues particular to the Company, such as success in raising capital, creation of shareholder value and achievement of specific Company milestones. The Committee reviews each executive's salary once a year and may increase each executive's salary at that time based on: (i) the individual's increased contribution to the Company over the prior 12 months; (ii) the individual's increased responsibilities over the prior 12 months; and (iii) any increase in median competitive pay levels. Individual contributions are measured with respect to specific individual accomplishments established for each executive.

     ANNUAL INCENTIVE COMPENSATION. The Company's officers are eligible to receive annual cash incentive compensation at the time their base salaries are reviewed based on achieving defined specific goals and objectives during the 12 months prior to review. This compensation is intended to provide a direct financial incentive in the form of an annual cash bonus to executives who achieve the Company's defined specific goals. Individual contributions are also considered in determining cash bonuses. Equal weight is given to achievement of individual accomplishments and strategic corporate goals. Bonus awards are set at a level competitive within the local medical device manufacturing and high technology industry as well as among a broader group of medical device manufacturing and high technology companies of comparable size and complexity. Such companies are not necessarily included in the indices used to compare shareholder returns in the Stock Performance Graph. Other than a bonus awarded to Mr. Schumacher pursuant to his employment contract and a bonus paid to Dr. Black under an incentive bonus program, no other cash bonuses were offered to the Company's executive officers in the fiscal year ended September 30, 1995.

     STOCK OPTION PROGRAM. The stock option program is the Company's long-term incentive plan for executive officers and, to a lesser degree, all other employees. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the best interests of shareholders and executives will be more closely aligned.

     Generally, stock options are granted once every two years with exercise prices equal to the prevailing market value of the Company's Common Stock on the date of grant, have 10-year terms and have vesting periods of four years.
Awards are made at a level calculated to be competitive within both the local biotechnology industry, and a broader group of biotechnology and medical device manufacturing companies of comparable size and complexity.

     CEO COMPENSATION. In June 1993, the Committee established the annual salary, discretionary bonus and stock option award for Mr. Schumacher upon his appointment as the Company's Chairman of the Board, President and Chief Executive Officer and caused the Company to enter into an employment agreement with Mr. Schumacher. In setting the compensation for Mr. Schumacher for fiscal year 1995, the Committee sought to retain a key executive officer while continuing to tie a significant percentage of such compensation to Company performance and stock price appreciation. In fiscal 1995, the Committee maintained the salary, bonus and option package for Mr. Schumacher which was established in fiscal 1993 and approved a $24,000 cost of living adjustment for fiscal 1995. The Committee believes the options granted to Mr. Schumacher in fiscal 1993 and subsequently cancelled and regranted in fiscal 1995 in accordance with a cancellation/regrant program provide for significant incentive compensation through the potential appreciation in value of the Company's Common Stock. With respect to Mr. Schumacher's base salary, it remains the Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors.

     It is the Committee's objective to have an increasing percentage of Mr. Schumacher's total compensation each year tied to the attainment of performance targets and stock price appreciation of his option shares.

COMPENSATION COMMITTEE REPORT ON 1994 CANCELLATION AND REGRANT OF OPTIONS

     During fiscal 1995 the Compensation Committee determined that factors affecting the stock price of the Company had made it necessary for the Company to implement a program to cancel and regrant certain options to purchase common stock held by the Company's Executive Officers and all other employees. A cancellation/regrant program was implemented, whereby certain outstanding options were cancelled and new options for the same number of shares were granted with a lower exercise price per share equal to the fair market price of the Company's Common Stock on the regrant date.

     The Compensation Committee determined that this program was necessary because equity incentives are a significant component of the total compensation of each employee and play a substantial role in the Company's ability to retain the services of individuals essential to the Company's long-term financial success. Prior to implementation of the program, the market price of the Company's Common Stock had fallen as a result of market factors which affected stock prices throughout the industry and which did not necessarily reflect the progress made by the Company in financing operations and product development. The Compensation Committee felt that the Company's ability to retain key employees would be significantly impaired, unless value was restored to reflect their options in the form of regranted options for the Company's Common Stock at the current market price. Option grants to non-employee directors were eligible for participation in the cancellation/regrant program.

     Accordingly, on December 1, 1994, the Compensation Committee approved the cancellation and regrant of all outstanding options with an exercise price in excess of $1.35 per share held by current employees and non-employee directors. Each optionee holding such an option had the opportunity to i) elect to retain the old option or ii) accept a new option with an exercise price of $1.00 per share, the approximate fair market price of the Common Stock on that date, and to cancel the older, higher-priced option. Each regranted option covered the same number of shares subject to the higher-priced option at the time of cancellation and will become exercisable over four years based on a formula using the number of previously vested options that were cancelled and the optionee's completion of service over the four year vesting period measured from the date of the new grant.

     The Compensation Committee believes the regranted options and new vesting schedule strikes an appropriate balance between the interests of the option holders and those of the stockholders. The lower exercise prices in effect under the regranted options make those options valuable once again to the executive officers and key employees critical to the Company's financial performance. However, those individuals will enjoy the benefits of the regranted options only if they remain in the Company's employ and contribute to the Company's financial success.

SUMMARY

     After its review of all existing programs, the Committee continues to believe that the Company's compensation program for its executive officers is competitive with the compensation programs provided by other companies with which the Company competes. The Committee intends that any amounts to be paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the achievement of Company goals and annual financial and operational results.

     We conclude our report with the acknowledgement that no member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

                                                COMPENSATION COMMITTEE

                                                R. Scott Asen
                                                Jerry C. Benjamin

TEN YEAR INFORMATION REGARDING REPRICING, CANCELLATION AND REGRANT OF OPTIONS

     As discussed in the Compensation Committee Report on Executive Compensation, the Company implemented an option cancellation/regrant program for executive officers, all other employees and non-employee directors holding stock options with an exercise price per share in excess of $1.35. The cancellation/regrant was effected December 1, 1994 and each option held by those individuals with an exercise price in excess of $1.35, at such individual's option, was cancelled in exchange for a new option for the same number of shares with an exercise price of $1.00 per share.

     The table below sets forth i) information with respect to each of the Company's executive officers concerning his participation in the option cancellation/regrant program which was effected December 1, 1994 and ii) information with respect to all former or current executive officers of the Company concerning their participation in other option repricing programs implemented by the Company during the last ten fiscal years.

                                                                                                             Length of
                                                   Number of                                                  Original
                                                   Securities    Market Price                               Option Term
                                                   Underlying    of Stock at    Exercise Price              Remaining at
                                                  Options/SARs     Time of        at Time of       New        Date of
              Name and                            Repriced or    Repricing or    Repricing or    Exercise   Repricing or
         Principal Position              Date       Amended       Amendment       Amendment       Price      Amendment
-------------------------------------   -------   ------------   ------------   --------------   --------   ------------
James V. Schumacher                     12/1/94     493,336         1.03              4.00         1.00         8.6
Chairman, CEO and President             12/1/94     106,664         1.03              3.75         1.00         8.7

William C. Black, Jr.                   12/1/94      10,000         1.03              5.25         1.00         6.2
Senior Vice President, Business         12/1/94      11,250         1.03              6.75         1.00         6.7
Development                             12/1/94      10,000         1.03              6.00         1.00         8.3

D. Scott Buchanan                       12/1/94       1,667         1.03              1.50         1.00         4.0
Vice President, Product Operations      12/1/94       5,000         1.03              5.25         1.00         5.3
                                        12/1/94       5,000         1.03              5.25         1.00         6.2
                                        12/1/94      15,000         1.03              6.75         1.00         6.7
                                        12/1/94      15,000         1.03              9.00         1.00         7.1
                                        12/1/94      30,000         1.03              6.00         1.00         8.3
                                         2/7/91       5,000         5.25              6.00         5.25         9.1


PERFORMANCE GRAPH

     The following graph compares total shareholder returns over the last five fiscal years to the weighted average return of stocks of companies included in the Nasdaq Composite Index and a peer group index consisting of the Medical Instrument and Supplier Manufacturers Index. The total return for each of the Company's Common Stock, the Nasdaq Composite Index and the Medical Instrument and Supplier Manufacturers Index assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. The Nasdaq Composite Index tracks the aggregate price performance of equity securities of companies traded on the Nasdaq. The Company's Common Stock is traded on the Nasdaq National Market System. The Medical Instrument and Supplier Manufacturers Index consists of companies with a Standard Industrial Classification Code identifying them as a manufacturer of medical instruments or supplies. The shareholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future shareholder returns.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                       AMONG BTI, NASDAQ AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period
(Fiscal Year Covered)        BTI            NASDAQ        Peer Group
-------------------          ----------     ---------     ----------
Measurement Pt-               $100           $100          $100
FYE   9/30/91                 $159           $134          $170
FYE   9/30/92                 $188           $132          $170
FYE   9/30/93                 $ 61           $172          $136
FYE   9/30/94                 $ 29           $182          $154
FYE   9/30/95                 $ 37           $221          $245

DIRECTOR COMPENSATION

     Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. The Company does not presently pay fees to its Directors for their participation as a member of the Board of Directors.

     Each non-employee Board Member is eligible to receive grants of a non-qualified stock option to purchase shares of Common Stock of the Company. Certain options have previously been granted to directors which are now exercisable or exercisable within 60 days. See "Security Ownership of Management."

     On October 1, 1995 the Company entered into agreements with Alfred LeBlang and Michael Faherty, former directors of the Company. The agreements provide for general business consulting services to the Company as requested by the President at established rates plus reasonable out-of-pocket expenses. The consulting agreements expire on September 30, 2000, unless terminated earlier by the Company or the consultants.

     In May 1995, the Company contracted with Mr. LeBlang to render 20 days of marketing and sales services over a period of five months ending September 30, 1995. As compensation for such services Mr. LeBlang received a total fee of $1,000 plus out-of-pocket expenses and a stock option to purchase 20,000 shares of common stock at $1.00.

                              CERTAIN TRANSACTIONS



     In March 1995, the Company completed the sale of 25,000,000 shares of Common Stock of the Company to Dassesta International S.A. ("Dassesta"), a foreign investment group, for $15,000,000. Dassesta had previously provided a short-term loan of $1.5 million which was repaid at the closing of the transaction. In connection with the Dassesta financing the Company repaid $500,000 of other short-term debt and executed agreements with the holders of $2.21 million of short-term notes providing for the extinguishment of the note principle plus accrued interest in exchange for the issuance of 4.9 million shares of Common Stock plus options to purchase an additional 486,220 shares of Common Stock. See discussion below and "Principal Shareholders."

     In May and June 1994, the Company consummated a private placement of units (the "Bridge Unit Financing") in the aggregate principal amount of $2,710,000. Each unit (the "Bridge Unit") consisted of $100,000 principal amount 10% Senior Secured Promissory Note (the "Bridge Notes") and a purchase option to purchase 20,000 units (the "Bridge Unit Purchase Options"), each consisting of either (i) units issued in a proposed public offering each comprised of the right to purchase one share of Common Stock, one Class A Redeemable Common Stock Purchase Warrant and one Class B Redeemable Common Stock Purchase Warrant or (ii) the equity security offered by the Company in its next round of financing (if such round of financing occurs prior to the proposed public offering of the Company's equity securities) (the "Alternative Financing"). Certain directors and certain shareholders of the Company affiliated with such directors participated in the Bridge Unit Financing. The aggregate principal amount of Bridge Notes issued to each of them are as follows: Michael Faherty, $50,000; and Advent First Limited Partnership, $500,000 (Jerry C. Benjamin, a director of the Company, is a director of Advent Limited, the managing partner of Advent First Limited Partnership). In addition, $530,000 of Bridge Financing Notes issued in May, 1994, including the Bridge Financing Notes held by a certain director and shareholders of the Company affiliated with such director (R. Scott Asen, $100,000; Pioneer II, $100,000; and Pioneer IV, $100,00) were converted into Bridge Units on a dollar for dollar basis. The Bridge Notes accrue interest at 10% per annum and mature on the earlier of the closing of the Company's proposed public offering or May 31, 1995. At the closing of the Company's proposed public offering the principal balance of any outstanding Bridge Notes may be converted, at the option of the holder, into the units sold to the public in such offering. As part of the Bridge Unit Financing, the Company granted a security interest in substantially all the assets of the Company to the Bridge Note holders pursuant to a series of Security Agreements dated May 31, 1994 and June 15, 1994 (collectively, the "Security Agreement").

     The Bridge Unit Purchase Options are exercisable beginning on the earlier of the closing of the Company's proposed public offering or the closing of the Alternative Financing and for a period of five years thereafter. The exercise price and the number of units issuable upon exercise of the Bridge Unit Purchase Options are subject to proportional adjustment in the event of stock splits, stock dividends and similar events. The securities underlying the units issuable upon exercise of the Bridge Unit Purchase Options are also subject to proportional adjustment according to the terms of those securities.

     In October 1994, the Company and more than a majority of the Bridge Note holders entered into an amendment to the Security Agreement (the "Amendment"). The Amendment provides for the subordination of the Bridge Note holders' security interests to certain third-party lenders for the purpose of securing a loan to allow the Company to complete the manufacture of Magnes(R) systems on order by customers. Certain directors and certain shareholders of the Company affiliated with such directors, including R. Scot Asen, Pioneer III, Pioneer IV, Michael Faherty and Advent First Limited Partnership provided their consent to the amendment of the Security Agreement.

     In March and April 1995, the Company entered into definitive agreements with certain of the Bridge Note holders providing for the conversion of the principal plus accrued interest of the Bridge Notes to Common Stock of the Company in connection with the completion of the sale of Common Stock to Dassesta. These agreements replaced non-binding term sheets negotiated with certain Bridge Note holders in November 1994 regarding the proposed conversion of Bridge Notes. The agreements provided for (i) a 10% increase in the principal balance of the Bridge Notes for purposes of conversion to Common Stock, (ii) issuance of Common Stock at a price per share utilized in the Dassesta financing less 10% and (ii) a 10% increase in the number of shares of Common Stock subject to purchase under the Bridge Unit Purchase Options. In April 1995, the Company issued 4,882,477 shares of Common Stock in connection with the conversion agreements and repaid $500,000 of principal plus accrued interest to certain Bridge Note holders electing not to convert their Bridge Notes to Common Stock.

     Certain Directors and shareholders of the Company affiliated with such directors participated in the conversion of Bridge Notes to Common Stock of the Company, received revised Bridge Unit Purchase Options as part of the conversion agreement and purchased certain Bridge Notes and Bridge Unit Purchase Options from other participants in the Bridge Unit Financing. The aggregate number of shares of Common Stock issued in connection with the conversion agreement and the shares issuable upon exercise of the Bridge Unit Purchase Options, respectively, are as follows: R. Scott Asen 287,460 shares issued, 28,600 purchase options, Pioneer III 221,463 shares issued, 22,000 purchase options, Pioneer IV 221,463 shares issued, 22,000 purchase options, Michael Faherty 109,615 shares issued, 11,000 purchase options, Advent First Limited Partnerships 2,084,211 shares issued, 209,000 purchase options.

     The Company will not extend or guarantee loans to officers, directors or affiliates of the Company unless such loans are approved by a majority of the disinterested, outside directors of the Company and may reasonably be expected to benefit the Company. As of September 30, 1995, there were no outstanding loans or loan guarantees to Company officers, directors or affiliates. In addition, all future transactions between the Company and its officers, directors or principal shareholders will be on terms no less favorable to the Company than could be obtained from unaffiliated parties, as determined by a majority of the Company's disinterested directors.

     See "Executive Compensation and Other Information--Employment Contracts and Change of Control Arrangements" for discussion of employment arrangements with certain current officers and directors of the Company.


               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, during the period from October 1, 1994 through September 30, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with except for the late filing in January 1995 by Mr. Schumacher, Dr. Black, Dr. Buchanan, Mr. Benjamin, Mr. Faherty, Mr. Knudson, and Mr. LeBlang with respect to the following transaction which should have been reported in December 1994:
Form 5 Annual Statement of Changes in Beneficial Ownership with respect to the derivative securities required under options granted in December 1994.


                 SHAREHOLDER PROPOSALS FOR 1996 PROXY STATEMENT

     Under the present rules of the Securities and Exchange Commission (the "Commission"), the deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Shareholders is expected to be October 1, 1996. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission.

                                   FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO BIOMAGNETIC TECHNOLOGIES, INC., 9727 PACIFIC HEIGHTS BOULEVARD, SAN DIEGO, CALIFORNIA 92121.


                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the shareholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                              By Order of the Board of Directors



Dated:  February 7, 1996      Herman Bergman, Acting Secretary